Venture Global Announces Final Investment Decision and Financial Close for Phase 2 of CP2 LNG

•$8.6 billion project financing for CP2 Phase 2 brings project’s total financing to $20.7 billion
•Project expected to make Venture Global the largest exporter of US LNG
•Unprecedented milestone of five FIDs in less than 7 years, with over $95 billion in capital markets transactions

Arlington, Va. – Today, Venture Global, Inc. (NYSE: VG) is announcing a final investment decision (FID) and successful closing of an $8.6 billion project financing for the second phase of the company’s third project, Venture Global CP2 LNG (CP2). When combined with the Phase One financing for CP2 announced July 2025, this milestone represents the largest standalone project financing in the U.S. bank market. The transaction garnered enormous interest from the world’s leading banks, resulting in over $19 billion of commitments for Phase Two in addition to the previous $34 billion of commitments for Phase One, and required no outside equity investment.

“We are extremely proud to have taken FID on the second phase of CP2, our third greenfield project, bringing Venture Global’s executed capital markets transactions to more than $95 billion,” said Venture Global CEO Mike Sabel. “The tireless dedication of our team has enabled us to reach five final investment decisions in less than seven years, positioning us to become the largest U.S. exporter of LNG once CP2 is fully online. With the Phase Two financing secured, we will build on the strong construction progress already underway and deliver reliable American LNG to customers around the world.”

CP2 will have a peak production capacity of 29 MTPA and has contracted to sell nearly all of its nameplate capacity on a long-term basis with customers predominantly located in Europe and Asia. Accordingly, CP2 is a strategically important project to global energy supply and security. Venture Global now has a total contracted capacity of over 49 MTPA, or nearly all of its nameplate capacity, across all three of its projects in Louisiana.

The lender group for the construction financing is comprised of the world’s leading banks, signaling significant demand for U.S. LNG investment not only in the United States but also in Europe and Asia. The lender group includes: Banco Santander, Bank of America, Bank of China, Barclays, CaixaBank, Canadian Imperial Bank of Commerce, Deutsche Bank, Goldman Sachs, Industrial and Commercial Bank of China, Intesa Sanpaolo, J.P. Morgan Chase, Landesbank Baden-Wuttemberg, Mizuho, National Bank of Canada, National Westminster Bank, Natixis, PNC Bank, Regions Bank, Royal Bank of Canada, Standard Chartered, Sumitomo Mitsui, The Bank of Nova Scotia, The Huntington National Bank, Truist, U.S. Bank National Association, and Wells Fargo.

Banco Bilbao Vizcaya Argentaria (BBVA) and MUFG Bank, Ltd. (MUFG) served as Lead Arrangers for CP2 LNG Phase 2’s Construction Term Loan and Working Capital Facility. Latham & Watkins LLP served as counsel to Venture Global and Skadden, Arps, Slate, Meagher & Flom LLP served as counsel to lenders across all facilities.

About Venture Global
Venture Global is an American producer and exporter of low-cost U.S. liquefied natural gas (LNG) with over 100 MTPA of capacity in production, construction, or development. Venture Global began producing LNG from its first facility in 2022 and is now one of the largest LNG exporters in the United States. The company’s vertically integrated business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. The company’s first three projects, Calcasieu Pass, Plaquemines LNG, and CP2 LNG, are located in Louisiana along the U.S. Gulf Coast. Venture Global is developing Carbon Capture and Sequestration projects at each of its LNG facilities.
Forward-looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.
These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include statements about our future performance, our contracts, our anticipated growth strategies and anticipated trends impacting our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Those factors include our need for significant additional capital to construct and complete future projects and related assets, and our potential inability to secure such financing on acceptable terms, or at all; our potential inability to accurately estimate costs for our projects, and the risk that the construction and operations of natural gas pipelines and pipeline connections for our projects suffer cost overruns and delays related to obtaining regulatory approvals, development risks, labor costs, unavailability of skilled workers, operational hazards and other risks; the uncertainty regarding the future of global trade dynamics, international trade agreements and the United States’ position on international trade, including the effects of tariffs; our dependence on our EPC and other contractors for the successful completion of our projects, including the potential inability of our contractors to perform their obligations under their contracts; various economic and political factors, including opposition by environmental or other public interest groups, or the lack of local government and community support required for our projects, which could negatively affect the permitting status, timing or overall development, construction and operation of our projects; and risks related to other factors discussed under “Item 1A.—Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC.

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Investor contact:
Ben Nolan
IR@ventureglobalLNG.com
Media contact:
Shaylyn Hynes
press@ventureglobalLNG.com